UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): November 4, 2010
Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)
Georgia
(State or Other Jurisdiction
of Incorporation)

1-15583	58-2508794

(Commission File Number)	(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601

(Address of principal executive offices)	(Zip Code)
(864) 232-5200
(Registrant’s Telephone Number
Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 4, 2010, Delta Apparel, Inc. (the “Company”) filed a supplement to its proxy statement dated September 29, 2010 (the “Proxy Statement”) with respect to its 2010 Annual Meeting of shareholders to be held on November 11, 2010 (the “Annual Meeting”). Item 3 to be acted upon at the Annual Meeting is approval of the Delta Apparel, Inc. 2010 Stock Plan (the “Stock Plan”).
The Company has amended the Stock Plan to add a new Section 7(e) as follows:
“(e) Additional Limits. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s)), the Company will not, without obtaining stockholder approval: (a) amend the terms of outstanding Stock Options or SARs to reduce the exercise price of such outstanding Stock Options or SARs; (b) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs; or (c) cancel outstanding Stock Options or SARs with an exercise price below the current stock price in exchange for cash or other securities.”
The full text of the Stock Plan, incorporating the amendment, is attached to this Form 8-K as Exhibit 99.2 and incorporated herein by reference.
The Company understands that, given this amendment, proxy advisory firm RiskMetrics Group will issue a client alert changing its recommendation with respect to Item 3 to a recommendation that shareholders vote “FOR” the item.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99.1	Supplement to Proxy Statement dated November 4, 2010

99.2	Delta Apparel, Inc. 2010 Stock Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.
Date: November 4, 2010	/s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Supplement to Proxy Statement dated November 4, 2010

99.2	Delta Apparel, Inc. 2010 Stock Plan